UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 11, 2013, Portland General Electric Company (PGE or the Company) entered into (a) an underwriting agreement (the Underwriting Agreement) with Barclays Capital, Inc.; J.P. Morgan Securities LLC; Wells Fargo Securities, LLC; and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the Underwriters) and Barclays Capital Inc., in its capacity as an agent for and an affiliate of the Forward Purchaser (as defined below) (the Forward Seller) relating to the offer and sale to the Underwriters of 11,100,000 shares of PGE’s common stock, no par value (Common Stock) (plus up to an additional 1,665,000 shares pursuant to an option granted to the Underwriters to purchase additional shares (the Underwriters’ Option), and (b) a forward sale agreement (the Forward Sale Agreement) between the Company and Barclays Bank PLC (the Forward Purchaser) relating to the forward sale by the Company, subject to PGE’s right to cash settle or net share settle under the Forward Sale Agreement, of 11,100,000 shares of Common Stock.

The Underwriters offered all of the shares of PGE’s common stock sold to them pursuant to the underwriting agreement to the public at an initial public offering price per share of $29.50 (the Offering). The 11,100,000 shares sold in the Offering (excluding any additional shares sold to the Underwriters upon exercise of the Underwriters’ Option) were borrowed by the Forward Seller and sold to the Underwriters. PGE will not receive any proceeds of the Offering with respect to such borrowed shares, but will be entitled to receive payments under the Forward Sale Agreement in the future when PGE issues shares to the Forward Purchaser in settlement of the Forward Sale Agreement (subject to PGE’s ability to cash settle or net share settle under the Forward Sale Agreement).

The Underwriters exercised the Underwriters’ Option for the full 1,665,000 additional share amount. At the closing of the Offering on June 17, 2013, PGE issued those shares to the Underwriters and received the proceeds of the Offering with respect to such shares.

The Offering was registered under the Securities Act of 1933, as amended, pursuant to PGE’s Registration Statement on Form S-3 (Registration Statement No. 333-170686) filed with the Securities and Exchange Commission on November 18, 2010.

Upon physical settlement of the Forward Sale Agreement, PGE will issue shares of Common Stock to the Forward Purchaser in exchange for cash proceeds equal to the then-applicable forward sale price. The initial forward sale price is $28.54125 per share (which is the initial public offering price less the underwriters’ discount) and will be subject to adjustment in accordance with the terms of the Forward Sale Agreement. PGE will receive these proceeds only if it elects to physically settle the Forward Sale Agreement.

The Forward Sale Agreement generally provides for settlement on one or more settlement dates to be specified by PGE on or before June 11, 2015. The Forward Sale Agreement provides that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the Forward Sale Agreement. The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread.

Except under the circumstances described below, subject to certain conditions, PGE has the right to elect physical, cash or net share settlement under the Forward Sale Agreement. Although PGE currently expects to settle the Forward Sale Agreement entirely by physical settlement, PGE may elect cash settlement or net share settlement for all or a portion of its obligations under the Forward Sale Agreement. If PGE elects cash or net share settlement, and the price at which the Forward Purchaser purchases shares of Common Stock in the open market exceeds the applicable forward sale price, then PGE would be required to:

1)	in the case of cash settlement, pay to the Forward Purchaser a cash amount equal to the difference; or

2)	in the case of net share settlement, deliver to the Forward Purchaser a number of shares of Common Stock having a market value equal to the difference.

Conversely, if PGE elects cash or net share settlement, and the price at which the Forward Purchaser purchases shares of Common Stock in the open market is less than the applicable forward sale price, then the Forward Purchaser would be required to:

1)	in the case of cash settlement, pay to PGE a cash amount equal to the difference; or

2)	in the case of net share settlement, deliver to PGE a number of shares of Common Stock having a market value equal to the difference.

The Forward Purchaser has the right to accelerate settlement of the Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require PGE to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser if:

1)
it determines that it is unable to, or it is commercially impracticable for it to, continue to borrow a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Forward Sale Agreement or that, with respect to borrowing such number of shares of Common Stock, it would incur a rate that is greater than the maximum borrow cost specified in the Forward Sale Agreement, subject to prior notice requirements;

2)	PGE declares or pays any dividend or distribution on shares of Common Stock other than:

i.	any cash dividend or distribution declared by PGE with respect to shares of Common Stock that is specified by the board of directors of the Company as an “extraordinary” dividend;

ii.	any free dividend or distribution of any such shares to existing shareholders by way or bonus, capitalization or similar issue;

iii.
any dividend or distribution payable in such shares, or other capital or securities granting the right to payment of dividends and/or proceeds of the Company’s liquidation equally or proportionately with such payments to holders of shares of its common stock at less than the prevailing market price, as determined by the calculation agent; or

iv.
any cash dividend for which an ex-dividend date occurs on or after a forward price reduction date that is paid to holders of shares in an amount less than or equal to an amount specified in the Forward Sale Agreement;

3)	there occurs a public announcement of certain mergers, the nationalization of PGE, or the delisting of shares of Common Stock; or

4)
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement, a change in law or a market disruption event during a specified period that lasts for more the eight scheduled trading days, in each case, as defined by the Forward Sale Agreement.

A decision by the Forward Purchaser to accelerate settlement of the Forward Sale Agreement would be made regardless of PGE’s interests, including PGE’s need for capital, and could result in dilution to PGE’s earnings per share and return on equity.

The above descriptions of the Underwriting Agreement and the Forward Sale Agreement are only brief summaries and do not purport to be a complete discussion of their terms. Accordingly, the above descriptions are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Forward Sale Agreement, copies of which are filed herewith as Exhibit 1.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement, dated June 11, 2013, among Portland General Electric Company; Barclays Capital Inc.; J.P. Morgan Securities LLC; Wells Fargo Securities, LLC; and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several underwriters named therein, and Barclays Capital Inc, in its capacity as an agent for and an affiliate of the forward purchaser named therein.

5.1	Opinion of J. Jeffrey Dudley, Vice President and General Counsel, regarding the legality of the common stock being registered.

10.1	Confirmation of Forward Sale Transaction dated June 11, 2013 between Portland General Electric Company and Barclays Bank PLC.

23.1	Consent of J. Jeffrey Dudley, Vice President and General Counsel (included in Exhibit 5.1 hereto).

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. Portland General Electric Company based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 17, 2013	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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